Exhibit 10(b)

RETIREMENT AGREEMENT AND GENERAL RELEASE
This RETIREMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between Lawrence L. Gellerstedt III (“Gellerstedt”), an individual resident of Georgia, Cousins Employees LLC, a Georgia limited liability company (“CELLC”), Cousins Properties Incorporated (the “CPI”) and Cousins Properties LP, a Delaware limited partnership (“CPLP”), along with the subsidiaries, parents and affiliated entities of any of CELLC, CPI or CPLP, including the successors and assigns of CELLC, CPI, CPLP or any such related entities (collectively, “Company”).
WITNESSETH
WHEREAS, Gellerstedt is employed with the Company as its Executive Chairman of the Board;

WHEREAS, Gellerstedt will retire from his employment with the Company and all offices he holds with the Company and its subsidiaries and affiliates effective on April 21, 2020 (the “Retirement Date”);
WHEREAS, the Company has agreed to provide Gellerstedt with certain payments and benefits to which he would not otherwise be entitled, as provided in this Agreement; and
WHEREAS, Gellerstedt and the Releasees (as defined below) want to settle fully and finally all differences, disputes and potential disputes between them arising out of Gellerstedt’ employment and retirement from the Company as set forth below;
NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:
1. Retirement. Gellerstedt will retire and his employment with the Company and any of its subsidiaries and affiliates will cease effective as of the end of the business day on the Retirement Date.

2. Consideration. Provided that Gellerstedt satisfies the conditions of this Agreement (including, without limitation, Sections 6, 7, 8 and 9 below), the Company will provide Gellerstedt the following consideration (the “Consideration”):
A. Bonus. Provided that (i) Gellerstedt has not revoked the release provisions in Section 3 (as provided in Section 2(C) below), Gellerstedt will receive a cash bonus in the amount of $152,000, which will be paid on or about May 11, 2020.
B. Long-Term Incentive Compensation. So long as Gellerstedt has not revoked the release provisions in Section 3 (as provided in Section 2(C) below), the Company shall provide the following additional benefits with respect to certain long-term incentive compensation awards granted to Gellerstedt. Except as specifically changed in this Section 2(B), long-term incentive compensation awards shall be governed by the terms of the applicable award agreement.
(1)    The Company shall accelerate vesting with respect to all shares of restricted stock (“Restricted Stock”) issued to Gellerstedt under the Company’s 2009 Incentive Stock Plan (the “2009 Plan”), so that all such shares will vest on May 12, 2020 and will be promptly thereafter issued to Gellerstedt, less applicable tax withholding.
(2) With respect to restricted stock units (“Restricted Stock Units”) issued to Gellerstedt under the Company’s 2005 Restricted Stock Unit Plan (“RSU Plan”), because Gellerstedt has attained Retirement (as defined in the Restricted Stock Units award agreements), Gellerstedt will be deemed to have satisfied any requirement of continued employment, but such Restricted Stock Units will vest and/or become payable only if the Company meets the applicable performance goals. The number of vested Restricted Stock Units will be determined based upon the Company’s performance relative to the performance goals as set forth in the applicable award agreement, and will be paid to Gellerstedt, less applicable tax withholding, at the same time such Restricted Stock Units are paid to other executives.
(3) With respect to the Stock Options issued to Gellerstedt under the Company’s 2009 Plan, the strike price and the expiration of February 14, 2021 shall remain unaffected by this Agreement. The terms and conditions of the exercise of such Stock Options, if any, shall be governed by the terms of the award agreements.
This Section 2(B) will amend and supersede any terms of the agreements related to the Restricted Stock which conflict with this Section 2(B) and, except as provided in this Section 2(B), such agreements shall continue in full force and effect.
C. Release Revocation Right. Gellerstedt will have 21 days to consider the release provisions set forth in Section 3 below and 7 days following the execution of this Agreement to revoke such release. The parties agree that the Company will be relieved

Exhibit 10(b)

of its obligations under Sections 2(A) and 2(B)(1) if the release is revoked during any applicable revocation period. Notwithstanding anything to the contrary set forth herein, in no event will the Company’s obligations with respect to the Restricted Stock Units or Stock Options be affected by any such timely revocation.
D. Information Regarding Accrued Base Salary and PTO. Regular wages earned through the Retirement Date will be paid to Gellerstedt on the next regularly occurring payroll of Company. Any adjustments as well as accrued, unused Paid Time Off (“PTO”) will be paid not later than the third regularly occurring payroll of Company after the Retirement Date. Notwithstanding anything to the contrary set forth herein, the Company acknowledges and agrees that Gellerstedt’ eligibility for accrued but unpaid base salary and PTO described in this Section 2(D) shall in no way be conditioned upon the execution of this Agreement or the non-revocation of the release in Section 3.
E. Benefit Information. Gellerstedt’ Company-sponsored plan benefits will end on the last day of the month in which the Separation Date occurs. Under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Gellerstedt may be eligible to continue his health insurance coverage at group rates for up to 18 months. The Company will reimburse Gellerstedt (subject to applicable tax withholding) for amounts expended by Gellerstedt to purchase (via COBRA) for himself and his spouse through the Company’s health plan for the period that begins on the Retirement Date and ends on the earlier of (i) the date Gellerstedt becomes employed with an employer with whom Gellerstedt is eligible for health insurance benefits provided through that employer, or (ii) March 31, 2021. Gellerstedt will tender reasonable and satisfactory proof of such expenditures, if any, to the Company within thirty (30) days of such expenditure, and the Company will reimburse Gellerstedt for such expenses within thirty (30) days of receipt of such proof. Gellerstedt also agrees to inform he Company of his becoming employed with an employer with whom Gellerstedt is eligible for health insurance benefits provided through that employer, promptly upon beginning such employment. Notwithstanding anything to the contrary set forth herein, the Company acknowledges and agrees that Gellerstedt’ eligibility for COBRA benefits shall in no way be conditioned upon the execution of this Agreement or the non-revocation of the release in Section 3; provided, however, that a timely revocation of such release shall also relieve the Company of the obligation to reimburse Gellerstedt for any COBRA payments actually made by him.
F. Acknowledgements. Gellerstedt acknowledges and agrees that the Consideration encompasses and is in lieu of and in full satisfaction of any and all other payments which Gellerstedt is owed, is potentially owed, or claims to be owed to him by the Company, regardless of where arising (except for any benefits owed, under the written terms of the Company’s benefit plans, through the Retirement Date or as otherwise specifically stated herein, base salary accrued through the Retirement Date, expenses incurred but unpaid up to the Retirement Date that are reimbursable in accordance with Company policy, rights under any outstanding Stock Option Agreements, rights to indemnification that Gellerstedt may have under the Company’s articles of incorporation, bylaws, and the Indemnification Agreement dated June 19, 2007, and any coverage that Gellerstedt may have under any liability policy covering officers and directors) as of the Retirement Date including, without limitation, any other salary, severance, benefits, bonuses, deferred compensation, incentive compensation or equity compensation. For the avoidance of doubt, there shall be no benefits paid by the Company of any sort with respect to any of the Consideration, except as noted in this Section 2.
3. Release and Covenant Not to Sue.
A. Gellerstedt General Release. As a material inducement of the Company to enter into this Agreement, Gellerstedt hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and the Company’s former and current employees, partners, members, managers, supervisors, attorneys, investors, agents, officers, directors, and affiliates, including parent companies, subsidiaries, benefit plans and divisions (collectively, with the Company, the “Releasees”), (except as to the Consideration and any benefits owed, under the written terms of the Company’s benefit plans, through the Retirement Date or as otherwise specifically stated herein, base salary accrued through the Retirement Date, expenses incurred but unpaid up to the Retirement Date that are reimbursable in accordance with Company policy, rights to indemnification that Gellerstedt may have under the Company’s articles of incorporation, bylaws, and the Indemnification Agreement dated June 19, 2007, and any coverage that Gellerstedt may have under any liability policy covering officers and directors) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, including, but not limited to, any claims for compensatory damages, special damages, punitive damages, or any other form of compensation from the Releasees or any of them, or based upon any contract, covenant of good faith and fair dealing, or any tort, or any federal, state, or other governmental statute, regulation, ordinance or common law, including, without limitation claims for unpaid wages, vacation pay, or other fringe benefits; breach of any covenant of good faith and fair dealing; breach of an express or implied contract; violation of any other legal, equitable or contractual duty arising under the laws of any state or locality, or the laws of the United States, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq.; 42 U.S.C. § 1981; Executive Order 11246, 30 Fed. Reg. 12319; 42 U.S.C. § 1985(3); the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; the Americans with Disabilities Act, 42 U.S.C.

Exhibit 10(b)

§ 12101, et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq.; and the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1514A, et seq., which Gellerstedt now has, owns or holds, or claims to have, own or hold, which Gellerstedt at any time heretofore had, owned or held, or claimed to have, against each or any of the Releasees, including claims arising under any other agreement or plan whatsoever, whether oral or written, with respect to matters up to the time Gellerstedt signs this Agreement; provided, however, that Gellerstedt does not release any claims for which releases are prohibited by law. Gellerstedt represents, acknowledges and agrees that he has been provided with all leave to which he may have been entitled under the Family and Medical Leave Act. Gellerstedt hereby covenants and agrees, to the fullest extent permitted by law, not to sue, file any grievance, complaint or arbitration, commence, or permit to be commenced or filed, any litigation, administrative charge, or other proceeding against any of the Releasees as described herein, with respect to any matter whatsoever, including, but not limited to, any matter arising from or relating to the terms and conditions of his employment with the Company, the termination of his employment with the Company, and any other actions taken by the Company concerning Gellerstedt up to the time of the Retirement Date, except as otherwise provided in this Section 3(A).
B. Release of Claims under the ADEA. In addition to the foregoing, Gellerstedt hereby knowingly and voluntarily releases and discharges the Releasees, collectively, separately and severally, from and for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which he and/or his heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against the Releasees. Notwithstanding any other provision or section of this Agreement, Gellerstedt does not hereby waive any rights or claims under the ADEA that may arise after the date on which the Agreement is signed by him.
C. Protected Rights. Nothing contained in this Agreement limits Gellerstedt’ ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the National Labor Relations Board, the Department of Labor, the Occupational Safety and Health Administration, or any other self-regulatory organization or federal, state or local governmental agency or commission (collectively, “Government Agencies”), or prevents Gellerstedt from providing truthful testimony in response to a lawfully issued subpoena or court order or from making other disclosure that are protected under the whistleblower provisions of federal, state or local law or regulation. Gellerstedt understands and acknowledges that he does not need the prior authorization of the Company to make any such reports or disclosures and that he is not required to notify the Company that he has made such reports or disclosures. Further, this Agreement does not limit Gellerstedt’ ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Notwithstanding the foregoing, the consideration provided to Gellerstedt under this Agreement shall be the sole relief provided directly by the Company to Gellerstedt for the claims released herein and Gellerstedt will not be entitled to recover, and hereby waives, any monetary recovery directly from the Company in connection with any such charge or proceeding. Further notwithstanding the foregoing, this Agreement does not limit Gellerstedt’ right to receive an award from any Government Agency in connection with information provided to any Government Agencies.
D. Company General Release. In consideration of this Agreement, the Company hereby forever waives, releases and discharges Gellerstedt from any and all liability, actions, claims demands of lawsuits in law or in equity which the Company may have had, presently has , or in the future may have, against Gellerstedt by reason of any act, omission, transaction or event from the beginning of time, including but not limited to those arising out of or relating to Gellerstedt’ employment with the Company, provided, however, that the Company is not releasing Gellerstedt from any claims arising from the facts or circumstances which Gellerstedt has concealed from the Company or from any claims arising from any criminal or fraudulent acts or omissions by Gellerstedt (collectively, the “Unreleased Company Claims”). Further, Gellerstedt acknowledges and agrees that the Company has not released and is not releasing any claims under the Company’s incentive-based compensation recoupment policy (sometimes commonly referred to as a “clawback” policy, as described in the Company’s various Proxy filings); provided, however, that the Company shall only enforce such policy against Gellerstedt in a non-discriminatory manner, reasonably taking into account the circumstances giving rise to the financial restatement triggering the enforcement of such policy. This release, waiver and discharge applies to any and all claims against Gellerstedt, known or unknown, arising under contract or under federal, state or local statutory or common (including civil tort) law, which have been asserted or which could have been asserted to the maximum extent permitted by law, without limitation or exception, other than for the Unreleased Company Claims, for breach of this Agreement, and for implementation of the clawback policy. It is expressly understood and agreed by the parties that this Agreement is in full accord, satisfaction, and discharge of any and all doubtful or disputed claims by the Company against Gellerstedt (expressly excluding the Unreleased Company Claims, claims for breach of this Agreement and any implementation of the clawback policy), and this Agreement has been signed with the express intent of extinguishing all other claims, obligations, actions or causes of action as herein described.
E.    Consultation Opportunity Acknowledgment. Gellerstedt hereby acknowledges and represents that (i) he has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (ii) the Company has advised (or hereby advises) Gellerstedt in writing to consult with an attorney prior to executing this Agreement, and (iii) Gellerstedt has received valuable and

Exhibit 10(b)

good consideration to which he is otherwise not entitled in exchange for his execution of this Agreement. Gellerstedt and the Company acknowledge and agree that any revisions made to this Agreement after it was initially delivered to Gellerstedt were either not material or were requested by Gellerstedt , and expressly agree that such changes do not re-start the 21-day consideration period described above.
The parties hereby acknowledge this Agreement shall not become effective or enforceable until the eighth (8th) day after it is executed by Gellerstedt (the “Effective Date”) and that Gellerstedt may revoke this Agreement at any time before the Effective Date.
In the event Gellerstedt revokes, he shall notify the Company in writing to its designated agent for this purpose no later than the last day of the revocation period. Such notice shall be delivered to the Company by national overnight delivery service such as Federal Express or United Parcel Service, the receipt of which shall be tracked by the delivery service, and addressed as follows:
Cousins Properties Incorporated
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
Attn: General Counsel

4. Denial of Liability or Wrongful Conduct. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully in any way. This Agreement shall not in any way be construed as an admission by Gellerstedt that he has acted wrongfully in any way.
5. No Pending Claims. Gellerstedt represents that he has not filed, nor assigned to others the right to file, nor are there pending any complaints, charges or lawsuits against the Releasees with any governmental agency or any court, and that Gellerstedt shall not file any claims against the Releasees with any governmental agency or any court at any time hereafter for actions taken up to and including the Retirement Date with respect to matters released by this Agreement. Gellerstedt agrees that he will not seek or be entitled to any personal or representative monetary recovery in any proceeding of any nature arising out of any of the matters released above.
6. Non-Disparagement. Except as otherwise required by law, Gellerstedt acknowledges and agrees that, for a period beginning upon execution of this Agreement and for three (3) years following the Retirement Date, he shall not make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company or any of the other Releasees, including, but not limited to, negative references to the Company’s or a Releasee’s services, policy, partners, directors, officers, managers, members, or employees, or take any other action that may disparage the Company or a Releasee to the general public and/or the Company’s or Releasee’s employees, clients, suppliers, and/or business partners. The Company agrees that it shall direct the members of its Board of Directors and its executive officers that they shall not for a period of three (3) years following the Retirement Date make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of Gellerstedt, including, but not limited to, negative references to Gellerstedt’ services, or take any other action that may disparage Gellerstedt to the general public or his future employer, clients, suppliers, and/or business partners. All requests for references or other information from Gellerstedt’ prospective employers shall be directed by Gellerstedt to the Company’s head human resources officer, who shall advise that the Company policy is not to provide references and shall confirm only Gellerstedt’ positions, dates of employment, and compensation with the Company.
7. Nondisclosure and Non-Solicitation.
A. Confidentiality. Gellerstedt agrees to and shall hold in confidence all Trade Secrets and all Confidential Information (each as defined below) and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate, or otherwise communicate any Trade Secrets or Confidential Information to any person or entity, without the prior written consent of the Company. Gellerstedt’ obligation of non-disclosure as set forth herein with regard to each item constituting all or any portion of a Trade Secret shall continue for so long as such item continues to constitute a Trade Secret or Confidential Information, as the case may be.
“Confidential Information” means data or other information relating to the business of the Company or a Releasee (other than Trade Secrets) that is or has been disclosed to Gellerstedt or of which Gellerstedt became aware as a consequence of or through Gellerstedt’ relationship with the Company or a Releasee and which has value to the Company or a Releasee, is not generally known to the Company’s or the Releasee’s competitors (as applicable). Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or a Releasee (except where such public disclosure has been made by Gellerstedt without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

Exhibit 10(b)

“Trade Secrets” means information protectable as a trade secret under applicable law, including, without limitation, and without regard to form: technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Agreement, the term Trade Secret shall not include data or information that has been voluntarily disclosed to the public by the Company or a Releasee (except where such public disclosure has been made by Gellerstedt without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.
B. Defend Trade Secrets Act. Gellerstedt is hereby notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is (x) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (y) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
C. Non-Solicitation of Employees. Gellerstedt covenants and agrees that for a period of twelve (12) months following the Retirement Date, Gellerstedt will not, directly or indirectly, solicit or encourage the solicitation or hiring of any person who was an employee of the Company at the Retirement Date and who continues to be an employee of the Company at, or was an employee within six (6) months before, the date of such solicitation, with whom Gellerstedt had material contact, by any employer other than the Company for any position as an employee, independent contractor, consultant or otherwise; provided that this covenant shall not apply to any employee (i) the solicitation of whom is approved by the Chief Executive Officer of the Company (such approval to be made in his or her sole discretion and may be withheld for any or no reason), (ii) who responds to any public advertisement or (iii) whose employment with the Company terminated, whether voluntarily or involuntarily, prior to any discussion with Gellerstedt regarding such matters.
C. Acknowledgements. Gellerstedt acknowledges and agrees that Gellerstedt’ obligations under this Section 7 are reasonable and necessary to protect the legitimate business interests of the Company and that any claim or cause of action by Gellerstedt against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any other adversely affected Releasee of the covenants and promises in this Section 7.
D. Reformation. In the event that any of the covenants in this Section 7 is found by a court of competent jurisdiction to be overly broad or otherwise unenforceable as written, the parties request the court to modify or reform any such covenant to allow it to be enforced to the maximum extent permitted by law and to enforce the covenant as so modified or reformed.
8. Cooperation. Gellerstedt acknowledges and agrees that he will reasonably cooperate with the Company in any pending or future matters, including without limitation any litigation, investigation, or other dispute, in which Gellerstedt, by virtue of Gellerstedt’ employment with the Company, has relevant knowledge or information, without any further compensation other than what is provided in this Agreement; provided, however, and notwithstanding the foregoing, the Company shall compensate Gellerstedt for the reasonable value of the time required for such cooperation, and shall reimburse Gellerstedt for any reasonable travel and out-of-pocket expenses incurred in providing cooperation at its request, the purpose of which reimbursement is to avoid cost to Gellerstedt and not to influence Gellerstedt’ cooperation.
9. Return of Company Property. On or prior to the Retirement Date, Gellerstedt will return to the Company all of the Company’s property, including, but not limited to, keys, passcards, credit cards, computers and related equipment, cell phones, vendor or customer lists, rolodexes, tapes, software, computer files, marketing and sales materials, and any other record, data, document or piece of equipment belonging to the Company. Gellerstedt agrees not to retain any copies of the Company’s property, including any copies existing in electronic form, which are in Gellerstedt’ possession or control. Gellerstedt acknowledges that he has not and will not destroy, delete, or alter any Company property without the Company’s written consent. This Section shall not be construed to relate to any of Gellerstedt’ personal information which may be stored on the Company’s computer that he used before the Retirement Date or personal information that he had at the Company’s offices before the Retirement Date.
10. Modification. No provision of this Agreement may be changed, altered, modified or waived except in writing signed by Gellerstedt and an authorized representative of the Company’s Board of Directors, which writing shall specifically reference this Agreement and the provisions which the parties intend to waive or modify.

Exhibit 10(b)

11. Voluntary Agreement/Consultation with Counsel. Gellerstedt acknowledges the following: (a) he has read and fully understands the terms of this Agreement; (b) he has agreed to this Agreement knowingly and voluntarily and was not subjected to any undue influence in agreeing to its terms; (c) has been (or is hereby) advised by the Company in writing that he may discuss this Agreement with his personal attorney, and has had an opportunity to do so; and (d) has been given a reasonable time (of at least 21 days) to consider whether he should enter into this Agreement.
12. Attorneys’ Fees and Costs. If either party brings a claim released or waived by or otherwise relating to this Agreement, or breaches any provision hereof, such party will pay the reasonable attorneys’ fees that are actually incurred by the prevailing party, in addition to any other damages or relief a court may award.
13. Entire Agreement. Except as expressly provided herein, this Agreement constitutes and contains the entire agreement and final understanding concerning Gellerstedt’ relationship with the Company and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all other agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. Notwithstanding the foregoing, the Indemnification Agreement between the Company and Gellerstedt, dated as of June 19, 2007 and any certificates of awards issued to Gellerstedt under the 1999 Incentive Stock Plan, the 2009 Plan and the RSU Plan shall survive in accordance with their respective terms. For further clarity, each of the foregoing expressly survive and remain in full force and effect, and do not merge into this Agreement. For the avoidance of doubt, the Change in Control Severance Agreement between the Company and Gellerstedt, as amended, is terminated as of April 21, 2020.
14. Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Georgia, notwithstanding its provisions governing choice of law. Gellerstedt acknowledges and agrees that he was employed by the Company in Georgia. Subject to Section 19 below, any action to enforce any provision of this Agreement shall be brought exclusively in the appropriate state or federal court in the State of Georgia.
15. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.
16. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.
17. Construction. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
18. Injunctive Relief/Obligations. Gellerstedt acknowledges and agrees that the remedy at law for any breach of Sections 6, 7, 8 or 9 hereof will be inadequate and that in the event of such breach, the Company and/or the Releasees will suffer irreparable damage. Accordingly, in addition to all other remedies available, the Company and any other adversely affected Releasee will therefore be entitled, in aid of any arbitration conducted pursuant to Section 19 hereof, to temporary, preliminary or permanent injunctive relief from a court enjoining said breach or threatened breach without having to post a bond or other security. The existence of any claim, demand, action or cause of action of Gellerstedt against any Releasee shall not constitute a defense to the enforcement by the Company or any Releasee of any of the covenants or agreements herein. The existence of any claim, demand, action or cause of action of the Company or any Releasee shall not constitute a defense to the enforcement by Gellerstedt of any of the covenants or agreements herein.
19. Arbitration. Except as provided in Section 18 and below, any disputes or claims of any kind or nature, including the arbitrability of claims under this Agreement, between Gellerstedt and the Company for any reason whatsoever, shall be settled by final and binding arbitration in Atlanta, Georgia under the Federal Arbitration Act. The parties expressly agree that this Agreement involves interstate commerce and shall be governed by the provisions of the Federal Arbitration Act, 9 U.S.C. § 1 et seq., to the exclusion of any different or inconsistent state or local law, ordinance or judicial rule. Any disputes concerning the interpretation or the enforceability of this Agreement, including without limitation its revocability or voidability for any cause, the scope of arbitrable issues, and any defense based upon waiver, estoppel, or laches, shall be decided by the arbitrator.
Prior to filing a demand for arbitration, the party seeking arbitration shall serve upon the other party written notice of an intent to arbitrate hereunder listing the claims to be arbitrated. Thereafter, the parties shall, for a period of two weeks, first attempt in good faith to resolve any such claim through informal negotiation. If the claim is not resolved, the arbitration shall be administered by an arbitration agency mutually agreeable to Gellerstedt and the Company, before an arbitrator mutually agreeable to Gellerstedt

Exhibit 10(b)

and the Company. Should the Company and Gellerstedt be unable to mutually agree upon an arbitration agency or an arbitrator within four weeks of either party’s written notice of intent to arbitrate hereunder, or within two weeks from the time any court or other judicial body orders arbitration, the arbitration shall be administered by the American Arbitration Association before an arbitrator mutually agreeable to Gellerstedt and the Company. If Gellerstedt and the Company are thereafter unable to agree upon an arbitrator, the arbitrator shall be selected in accordance with the rules of the American Arbitration Association.
Upon the request of either party, the arbitrator’s award shall include findings of fact and conclusions of law. Discovery in the arbitration by or to each party shall presumptively be limited to five depositions (including experts), twenty-five interrogatories (including subparts), and thirty document requests (including subparts). In considering the relevancy, materiality, and admissibility of evidence, the arbitrator shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, the self-evaluative privilege, and appropriate protection of the Company’s Trade Secrets, personnel records, and other Confidential Information or proprietary information. Any arbitration of any claim by Gellerstedt pursuant to this Agreement may not be joined or consolidated with any other arbitration(s) by or against the Company, including through any class arbitration. Any arbitration of any claim by the Company pursuant to this Agreement may not be joined or consolidated with any other arbitration(s) by or against Gellerstedt . Notwithstanding any other provision of this Agreement, either party may seek temporary, preliminary, or permanent injunctive relief to aid and give effect to the arbitration required by this Section. If any provision of this Section is found to be invalid or unenforceable, such provision shall be severed or modified as necessary to permit this Section to be upheld and enforced to the maximum extent permitted by law.
20. Notice. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by overnight courier, addressed as follows:
To the Company:    Cousins Properties Incorporated
3344 Peachtree Rd
Suite 1800
Atlanta, Georgia 30326
Attn: General Counsel

To Gellerstedt:    Mr. Lawrence L. Gellerstedt, III
12 Chatham Road
Atlanta, Georgia 30305

21. Intentionally Omitted.
22. 409A. The parties to this Agreement intend that all payments and benefits under this Agreement be exempt from or comply with section 409A of the Internal Revenue Code of 1986, as amended.

Exhibit 10(b)

GELLERSTEDT ATTESTS THAT HE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS THAT GELLERSTEDT MAY HAVE AGAINST THE COMPANY.

Date:
Lawrence L. Gellerstedt, III

COUSINS PROPERTIES INCORPORATED
COUSINS EMPLOYEES LLC
COUSINS PROPERTIES LP

By:                                        Date:
Pamela F. Roper
EVP & General Counsel